                                                                    EXHIBIT 12.1

                       California Steel Industries, Inc.
                      Ratios of Earnings to Fixed Charges
                            (dollars in thousands)

                                                                                                                 Six Months
                                                               Year Ended December 31,                         Ended June 30,
                                            -----------------------------------------------------------    ---------------------
                                               1998        1997        1996        1995        1994           1999        1998
                                            ----------  ----------  ----------  ----------  -----------    ----------  ----------
                                            ----------  ----------  ----------  ----------  -----------    ----------  ----------
Income before income taxes                      42,570      47,671      69,866      39,059       56,648        35,252      22,029
Fixed charges                                   19,645      16,642      12,578      17,018       10,524         8,838       9,352
Amortization of capitalized interest               609         409         198         198           17           242         285
Capitalized Interest                            (1,940)     (1,952)     (1,667)        -         (1,593)         (291)       (598)
                                            ----------  ----------  ----------  ----------  -----------    ----------  ----------
   Earnings                                     60,884      62,770      80,975      56,275       65,596        44,041      31,068

Imputed Interest relating to rental expense        169          83          58          52           52           222          61
Interest expense (incl cap amount)              19,476      16,559      12,520      16,966       10,472         8,616       9,291
                                            ----------  ----------  ----------  ----------  -----------    ----------  ----------
   Fixed Charges                                19,645      16,642      12,578      17,018       10,524         8,838       9,352

Ratio of earnings to fixed charges                 3.1x        3.8x        6.4x        3.3x         6.2x          5.0x        3.3x
                                            ==========  ==========  ==========  ==========  ===========    ==========  ==========